Purchase and Sale Agreement Between
                             Great Basin Water Company and Round III Enterprises
                                                               November 10, 2000
                                                                       Page 1 of



CONTRACT FOR THE SALE AND PURCHASE OF CORPORATE ASSETS
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AGREEMENT  made November 10, 2000,  between Great Basin Water  Company,  Inc., a
Nevada  corporation  with its principal  place of business at 2950 East Flamingo
Road,  Suite  F,  Las  Vegas,  Nevada,   89121  ("Purchaser"),   and  Round  III
Enterprises, a California corporation, with its principal place of business at 2707 Garnet Avenue, Ste. 200, San Diego, California ("Seller").

RECITALS
--------

Seller is a corporation engaged in the business of operating and maintaining four internet web sites on the world wide web: Dictionaryhill.com, OTCVision.com, Equityminded.com, and UpWeGo.com. Seller owns outright all rights to the web sites: Dictionaryhill.com, OTCVision.com and UpWeGo.com. Seller, while maintaining and operating the web site Equityminded.com, has only a license to use the trademarks, tradenames, service marks, copyrights and graphic images related to Equityminded.com.

Seller desires to sell the internet web sites Dictionaryhill.com, OTCVision.com, and UpWeGo.com, and the rights to operate and maintain that web site known as Equityminded.com. Seller desires to assign its license to use intellectual property related to Equityminded.com, including, but not limited to, trademarks, tradenames, service marks, and copyrights and any related graphic images used under license.

By virtue of a license between Andrew Austin and Seller, Seller does not own any intellectual property related to Equityminded.com, including, but not limited to, its tradename, trademark, service mark, copyright, or any graphic images associated with Equityminded.com. Seller acknowledges Andrew Austin's ownership of those particular items, and that while the license to use said intellectual property may be assigned by Seller, they cannot be sold.

Seller's Board of Directors, and the owners and holders of all of its issued and outstanding shares, have duly authorized and approved the sale of the internet web sites: Dictionaryhill.com, OTCVision.com, and UpWeGo.com, and intellectual property associated with the web sites. Also, Seller's Board of Directors, and the owners and holders of all its issued and outstanding shares, have duly authorized and approved the assignment of the license contract between Seller and Andrew Austin regarding intellectual property related to Equityminded.com.

Purchaser is a corporation engaged in the business of acquiring companies and business entities which are consistent with its business plan and purposes.


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                                             Purchase and Sale Agreement Between
                             Great Basin Water Company and Round III Enterprises
                                                               November 10, 2000
                                                                       Page 2 of


Purchaser    desires   to   purchase   the   Seller's    internet   web   sites:
Dictionaryhill.com, OTCVision.com, and UpWeGo.com, as well as the related intellectual property and good will associated with them.

Purchaser recognizes that the intellectual property related to Equityminded.com, including, but not limited to, its tradename, trademark, service mark, copyright, or related graphic images, are not owned by Seller and are not part of this sale and purchase agreement, except insofar as the license to use said intellectual property may be assigned to Purchaser.

Purchaser's  Board of  Directors  determined  that  the  purchase  of the  above referenced assets consisting of the web sites: Dictionaryhill.com, OTCVision.com, and UpWeGo.com, and the acquisition of the intellectual property license between Seller and Andrew Austin related to Equityminded.com are consistent with the Purchaser's objectives.

The parties intend to have the transaction contemplated by this agreement treated as a tax-free exchange of stock for Seller's assets under Seller's Agreement and Plan of Reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, and all provisions contained in this agreement shall be interpreted to effectuate such intent.

It is therefore agreed:
-----------------------

ARTICLE 1. Sale of assets. Seller shall sell to Purchaser, and Purchaser shall purchase and acquire, all rights and computer code to Seller's internet web sites: Dictionaryhill.com, OTCVision.com, and UpWeGo.com, including the domain names, trademarks, tradenames, service marks.

1.01 Seller shall also assign to Purchaser, and Purchaser shall acquire and assume all rights and duties thereunder, Seller's license to use intellectual property solely owned by Andrew Austin related to the web site Equityminded.com, including, but not limited to: any tradename, trademark, service mark and related graphic image or images set forth in Exhibit "A" hereto.





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                                             Purchase and Sale Agreement Between
                             Great Basin Water Company and Round III Enterprises
                                                               November 10, 2000
                                                                       Page 3 of

ARTICLE 2. Purchase Price. In consideration for such sale, Purchaser shall issue to Seller or its nominees, ten million shares (10,000,000) of $0.001 par value, fully paid and nonassessable voting shares of Purchaser. The stock shall be issued no later than 10 days after the Seller provides the Purchaser instructions for the issuance of certificates. In order that Seller may distribute such voting shares readily to its shareholders, the share certificates issued by Purchaser shall be in the denominations, amounts, and names requested by Seller. If Purchaser effects a stock split, stock dividend, reverse stock split, spin-off, or similar change in its capital structure between the date of this agreement and the date the stock is issued, there shall be an equitable adjustment to the number of shares to be issued in accordance with the terms and conditions of this paragraph to reflect such change or changes. Purchaser shall bear all necessary and reasonable expenses incurred by Seller in the distribution of such voting preference shares to Seller's shareholders, except that Purchaser shall bear those expenses referred to in
Article 6 of this agreement.

ARTICLE 3. Assumption of contract commitments. Seller shall assign, and Purchaser shall acquire and assume all rights and duties related to all contracts necessary for the operation of the web sites that are the subject of this agreement: OTCVision.com, Equityminded.com, Dictionaryhill.com, and UpWeGo.com, including, but not limited to: service contracts between Seller and CariNet for lease of an internet computer server and an installment contract to purchase an e-commerce server, both attached hereto as Exhibit "B."

3.01 Purchaser shall perform all contracts and commitments made in the ordinary course of Seller's business which are outstanding on the date of closing, and shall indemnify and hold Seller harmless against all liabilities under such contracts and commitments, including costs and attorney fees, except that Purchaser shall not be responsible for the breach of any such contract or commitment which occurs before the date of closing.

ARTICLE 4.     Representations of Seller.

4.01 Authority. Its Board of Directors and shareholders have duly authorized and approved execution of this agreement and the sale of its assets. Copies of the minutes of the directors' and shareholders' meeting at which such authorization and approval were granted, duly certified by the Seller's Secretary, are annexed as Exhibit "C."

ARTICLE 5. Transfer Date. All assets and associated leases and contracts transferred hereby shall be considered transferred or assigned on the date of this contract.




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                                             Purchase and Sale Agreement Between
                             Great Basin Water Company and Round III Enterprises
                                                               November 10, 2000
                                                                       Page 4 of


ARTICLE 6. Representations of Purchaser. Purchaser warrants and represents the following are now true and will be true at closing:

6.01 It is a corporation duly organized and existing under the laws of the State of Nevada, authorized to issue twenty five million (25,000,000) shares.

6.02 Authority. Its Board of Directors has duly authorized the execution of this agreement.

ARTICLE 7. Purchaser's Covenants. Purchaser covenants with Seller that pending the closing:

7.01 Its business will only be conducted in the ordinary course.

7.02 No dividend or other distribution or payment will be declared or paid with respect to its outstanding shares and it will not redeem, purchase, or otherwise acquire such shares.

7.03 No change will be made in its authorized and outstanding shares, except when required to comply with the terms of this agreement.

ARTICLE 8. Closing. This matter shall be considered closed on the date hereof.

ARTICLE 9. No Violation or Breach. The parties represent to each other that their performance of this agreement, including any conditions or surviving warranties or representations, is not in violation of any law, statute, local ordinance, state or federal regulation, court order, or administrative order or ruling, and that such performance is not in violation of any agreement by which either of them are bound.

ARTICLE 10. Governing Law. This agreement shall be construed and interpreted under the laws of the State of California.

ARTICLE 11. Binding Effect. This agreement shall inure to the benefit of and be binding on the parties and their respective successors and assigns.

ARTICLE 12. Counterparts. This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                                             Purchase and Sale Agreement Between
                             Great Basin Water Company and Round III Enterprises
                                                               November 10, 2000
                                                                       Page 5 of

ARTICLE 13. Notices. All notices, requests, demands, and other communications hereunder shall be made in writing and deemed to have been given if delivered or mailed, first class postage prepaid, to the address of the appropriate party as shown on the first page of this agreement.

ARTICLE 14. Non-Waiver. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided for herein.

ARTICLE 15. Headings. Headings in this agreement are for reference and convenience only and shall not be sued to interpret or construe its provisions.

ARTICLE 15. Time of Essence. Time is of the essence of this agreement.

ARTICLE 17. Entire Agreement; Modification. This agreement supersedes all prior agreements and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It may not be amended or modified except by an instrument executed by the parties.


In witness whereof, the parties have signed this instrument on November 10, 2000


By:                                   By:



_____________________________         _____________________________
Ray Warren, Chairman of the Board     Andrew S. Austin, Chairman of the Board
Great Basin Water Company             Round III Enterprises